UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 2, 2014, the Oregon Supreme Court, in a unanimous decision, affirmed the 2013 Oregon Court of Appeals decision that upheld the Public Utility Commission of Oregon (OPUC) order dated September 30, 2008 in the regulatory proceeding concerning recovery by Portland General Electric Company (PGE) of its investment in the Trojan nuclear plant following closure of the plant in 1993. The OPUC order, which was reported by PGE in its Form 10-Q filed with the Securities and Exchange Commission on October 30, 2008, required PGE to provide refunds to customers in the total amount of $33.1 million, including interest. The refunds were completed in 2010.

Two separate class action proceedings filed against PGE pertaining to this matter remain in abatement in the Marion County Circuit Court. The class actions were abated in response to a 2006 decision by the Oregon Supreme Court, in which the Supreme Court held that the OPUC had primary jurisdiction to determine what, if any, remedy could be offered to PGE customers, through price reductions or refunds, in connection with the Trojan investment recovery proceeding. The October 2, 2014 Supreme Court decision expressly noted that the plaintiffs must address any request to lift the abatement with the Marion County Circuit Court. PGE is evaluating its position with respect to the class actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	October 2, 2014	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer